C-99-3
THIS AGREEMENT EFFECTIVE THE 1ST DAY OF NOVEMBER, 1999

BETWEEN:

THROMBOTICS INC.
 (Hereinafter called "Thrombotics")
OF THE FIRST PART
- and-

NOVOLYTIC INC.
(Hereinafter called "Novolytic")
 OF THE SECOND PART
-and -

ALTAREX CORP
(Hereinafter called "AltaRex")

OF THE THIRD PART

ROYALTY ASSIGNMENT AGREEMENT

WHEREAS:

A.	AltaRex and Thrombotics entered into a Royalty Agreement dated September 10, 1999 (the "AGREEMENT").

B.	Thrombotics desires to assign all of its respective interests, obligations and rights under the Agreement to Novolytic.

NOW THEREFORE IN CONSIDERATION of the sum of ONE ($1.00) DOLLAR, and such other valuable consideration, the receipt of which is hereby acknowledged, THE PARTIES AGREE:

1. ASSIGNMENT

a. Thrombotics hereby transfers and assigns unto Novolytic all of its rights, title and interest in and to the Agreement effective at the close of business November 1, 1999.

b.	Novolytic hereby agrees and undertakes to assume the obligations of Thrombotics as set out in the Agreement as and from November 1, 1999.

c.	Novolytic acknowledges that it has reviewed and is familiar with the terms of the Agreement and covenants with Thrombotics to perform the obligations of Thrombotics thereunder.

d.
Thrombotics agrees that the Agreement is in good standing, that neither party is in default and that no notice has been given by either party with respect to any options, option rights, arbitration, dispute resolution or other rights that either party may have under the Agreement.

2.  INDEMNITY

a.
Novolytic does hereby undertake to indemnify, protect and hold harmless Thrombotics and their respective heirs, executors, successors and assigns of and from and in respect of any liability, loss, expense, damage, costs or other claim whatsoever in any way relating to or arising from or by reason of the operation of Agreement as and from November 1, 1999.

3.  GENERAL

a.	Time is of the essence.
b.	This agreement shall be governed in accordance with the laws of the Province of Alberta.
c.	This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
d.	AltaRex hereby acknowledges receipt of a copy of this Agreement and consents to the transfer of "Confidential Information" to Novolytic and the assignment of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement by the hands of their proper officers as of the date and year first above written.

NOVOLYTIC INC.	THROMBOTICS INC.

/s/	/s/

ALTAREX CORP

/s/